Exhibit  99.3

PDS Biotech and Farmacore Announce Updates to Co-Development of Versamune®-Based COVID-19 Vaccine

PDS0203 prioritized for clinical development by PDS Biotech and Farmacore after successful meeting with Brazilian Drug Regulatory Agency

Florham Park, NJ, November 10, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced progress on its co-development program with Farmacore Biotechnology for a Versamune®-based vaccine aimed at preventing COVID-19 infection.

Based on promising and robust preclinical data with PDS0203, and in the interest of rapid development, PDS Biotech and Farmacore have jointly prioritized advancement of PDS0203 to human clinical trials. PDS Biotech had previously announced the parallel development of two Versamune®-based COVID-19 vaccines PDS0203 and PDS0204 each containing different SARS-CoV-2 proteins.  The decision to jointly develop PDS0203 was made with the support of the Agência Nacional de Vigilância Sanitária (ANVISA) following a successful pre-investigational new drug meeting on November 06, 2020.   ANVISA and Farmacore reviewed the PDS0203 data and agreed on the path forward for official submission of a final data package and the phase 1/2 human clinical trial protocol.  Farmacore is in discussions with specific agencies of the government to extend the preclinical funding to cover the upcoming human clinical trial anticipated to begin during the first half of 2021.

As previously disclosed, PDS Biotech has generated robust preclinical data demonstrating that PDS0203 elicits a 30-45 fold increase in the induction of highly active and potent virus-specific T-cells within 14 days of treatment compared to the vaccine without Versamune®.  Importantly, the study also demonstrated induction of the long-lasting virus-specific memory T-cells necessary for longer term protection.  The vaccine has also demonstrated strong and long-lasting induction of neutralizing antibodies.  The PDS0203 subunit vaccine is based on recombinant proteins and does not require the use of inactivated viruses, traditional adjuvants, DNA or RNA to induce robust protective immune responses.

“PDS0203 may present strong potential to provide the breadth and level of immune responses necessary for a safe and effective vaccine with long-term protection against COVID-19," said Dr. Greg Conn, Chief Scientific Officer of PDS Biotechnology.

“PDS Biotech and Farmacore are now one step closer to advancing our Versamune®-based COVID-19 vaccine into the clinic,” said Dr. Frank Bedu-Addo, Chief Executive Officer of PDS Biotech. “The preclinical results of PDS0203 demonstrate its potential to induce a robust and broad immune response.  We look forward to evaluating our next-generation vaccine in planned human clinical trials in partnership with Farmacore and to advance our understanding of the potential of novel Versamune®-based vaccines like PDS0203 to provide long-term protection against infection with viruses such as SARS-CoV-2.”

“In this global pandemic, it is incumbent upon the scientific community to be flexible and to ensure we are prioritizing the vaccine with the most clinical potential and that we can progress most quickly,” said Helena Faccioli, CEO of Farmacore. “We are excited to continue advancing the partnership with PDS Biotech, and we are thrilled to have the support of ANVISA to provide the opportunity to develop a treatment in Brazil in the fight against this pandemic.”

The companies plan to utilize multiple research and development sites in the United States and Brazil to progress preclinical and clinical development PDS0203.  Farmacore will lead the regulatory and clinical trial efforts in Brazil while PDS Biotech will continue to contribute scientific expertise and operational support.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About Farmacore

Farmacore is a biotechnology company, founded in 2005 as a startup, focusing on R&D of innovative immunobiological products for use in the human and veterinary health sectors. It is a technology-based company that conducts research and development of biotechnological products and processes for the human and veterinary sectors. It develops innovative biotechnological and immunobiological products and adds value to them in all stages of development, from project design to biomolecule production www.farmacore.com.br.

About PDS0203

PDS0203 is an investigational vaccine designed for the prevention of COVID-19 being jointly developed by PDS Biotech and Farmacore. PDS0203 combines the utility of PDS Biotech’s Versamune® platform with a recombinant native Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) protein recognizable by our immune system (antigen). The Versamune® platform, due to its unique ability to induce both antibody and T-cell responses is being utilized to develop a next generation vaccine that may more effectively prevent COVID-19.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital